SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               September 24, 2002

                Date of Report (Date of earliest event reported)

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                              SONUS NETWORKS, INC.
             (Exact Name of Registrant as Specified in its Charter)




    DELAWARE                          000-30229                 04-3387074
   -----------                        ---------                 ----------
(State or Other Jurisdiction      (Commission File Number)     (IRS Employer
  of Incorporation)                                          Identification No.)


                 5 CARLISLE ROAD, WESTFORD, MASSACHUSETTS 01886
               (Address of Principal Executive Offices) (Zip Code)

                                 (978) 692-8999

              (Registrant's telephone number, including area code)

Item 5. OTHER EVENTS.

           A copy of Sonus' press release, dated September 24, 2002, providing an update on its business and financial outlook for the third quarter of fiscal year 2002, is attached as Exhibit 99.1 hereto and incorporated by reference herein.

           The press release filed as an exhibit to this report includes "safe harbor" language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements about Sonus' business contained in the press release are "forward-looking" rather than "historic." The press release also states that these and other risks relating to Sonus' business are set forth in the documents filed by Sonus with the Securities and Exchange Commission.


Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibit

99.1 Press release dated September 24, 2002 providing an update on Sonus' business and financial outlook for the third quarter ended September 30, 2002.

                                    SIGNATURE


           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: September 24, 2002     SONUS NETWORKS, INC.
                             By:
                                    /s/ Stephen J. Nill
                                    -------------------
                                    Stephen J. Nill
                                    Chief Financial Officer, Vice President of
                                    Finance and Administration and Treasurer
                                    (Principal Financial and Accounting Officer)

                                  EXHIBIT 99.1

FOR IMMEDIATE RELEASE

For more information, please contact:

Investor Relations:                                  Media Relations:
Jocelyn Lynds                                        Beth Morrissey
978-589-8672                                         978-589-8579
jlynds@sonusnet.com                                  bmorrissey@sonusnet.com

              SONUS NETWORKS UPDATES BUSINESS OUTLOOK FOR Q3 FY2002

WESTFORD, Mass., September 24, 2002 - Sonus Networks (Nasdaq: SONS), a leading provider of voice infrastructure solutions for the new public network, today provided an update on its business and financial outlook for the third quarter of fiscal year 2002.

As a result of the continued deterioration of the telecommunications market, Sonus now expects revenues to be approximately $7.0 million for the third quarter, which ends on September 30, 2002. Based on these revenues, the Company expects to report an adjusted net loss of approximately $0.09 per diluted share for the quarter, excluding stock-based compensation, amortization of goodwill and purchased intangibles and restructuring charges.

"We are certainly disappointed that we are not able to achieve our financial objectives for the third quarter," said Hassan Ahmed, president and CEO, Sonus Networks. "The challenges facing service providers continue to adversely impact our business in the short term. The telecommunications environment remains extremely difficult, and we are carefully managing our cost structure as these times demand.

"Despite the current market difficulties, we continue to win new customers each quarter and we remain confident in the market opportunity that we are pursuing," added Ahmed.

                     Conference Call and Webcast Information
                     ---------------------------------------
Sonus Networks will host a conference call today, Tuesday, September 24, 2002, beginning at 8:00 am Eastern time. To listen via telephone, the dial-in number is 800-621-5170 or for international callers, 212-346-0306. Sonus will also host a live webcast of the conference call. To access the webcast, visit Sonus' Investor Relations site at http://www.sonusnet.com/investor.cfm.

A telephone playback of the call will be available following the conference and can be accessed by calling 800-633-8284 or 402-977-9140. The reservation number for the replay is 20891112. The telephone playback will be available through Tuesday, October 8, 2002. The webcast will be also available on the Sonus Networks Investor Relations site through Tuesday, October 8, 2002. To access the replay of the webcast, visit http://www.sonusnet.com/investor.cfm.

About Sonus Networks
--------------------
Sonus Networks, Inc., is a leading provider of packet voice infrastructure products for the new public network. With its Open Services Architecture(TM)
(OSA), Sonus delivers end-to-end solutions addressing a full range of carrier applications, including trunking, residential access and Centrex, tandem switching, and IP voice termination, as well as enhanced services. Sonus' award-winning voice infrastructure solutions, including media gateways, softswitches and network management systems, are deployed in service provider networks worldwide. Sonus, founded in 1997, is headquartered in Westford, Massachusetts. Additional information on Sonus is available at http://www.sonusnet.com.

This release may contain projections or other forward-looking statements regarding future events or the future financial performance of Sonus that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to Sonus' Quarterly Report on Form 10-Q, dated August 14, 2002 and filed with the SEC, which identifies important risk factors that could cause actual results to differ from those contained in the forward-looking statements. These risk factors include, among others, the adverse effect of recent developments in the telecommunications industry, the weakened financial position of many emerging service providers, Sonus' ability to grow its customer base, dependence on new product offerings, market acceptance of its products, rapid technological and market change and manufacturing and sourcing risks.
                                      # # #

Open Services Architecture is a trademark of Sonus Networks. All other trademarks, service marks, registered trademarks, or registered service marks are the property of their respective owners.